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              VOID AFTER 5:00 P.M. PACIFIC TIME ON           , 2005
                                                   ----------

                        WARRANTS TO PURCHASE COMMON STOCK

W-                                                                     Warrants
  -----                                                       ---------

                             IMAGEWARE SYSTEMS, INC.

                                CUSIP 45245S 11 6

              THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from ImageWare Systems, Inc., a corporation incorporated under the laws of the State of California (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant and Unit Agreement hereinafter more fully described (the "Warrant Agreement"), at any time on or before the close of business on __________, 2005 or, if such Warrant is redeemed as provided in the Warrant Agreement, at any time prior to the effective time of such redemption (the "Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company (the "Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in Denver, Colorado, of American Stock Transfer & Trust Company, Transfer Agent of the Company (the "Transfer Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock initially for 120% of the Initial Public Offering price of the Units. The Exercise Price shall be adjusted on the first anniversary of the closing of the Company's initial public offering to 150% of the initial public offering price of the Units. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. After six months following the closing of the Company's initial public offering, the Company may redeem any or all outstanding and unexercised Warrants at any time if the Daily Price has exceeded 200% of the Initial Public offering price of the Units for ten consecutive trading days immediately preceding the date of notice of such redemption, upon 30 days notice, at a price equal to $0.25 per Warrant. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. All Warrants not theretofore exercised or redeemed will expire on _________, 2005.



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              This Warrant Certificate is subject to all of the terms,
provisions and conditions of the Warrant Agreement, dated as of January 20, 2000 (the "Warrant Agreement"), between the Company and the Transfer Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Transfer Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent or may be obtained upon written request addressed to the Company at 10883 Thornmint Road, San Diego, CA 92127, Attention: Chief Financial Officer.

              The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

              In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, as amended, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

              This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Transfer Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

              No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of

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stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

              If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

              Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Transfer Agent, and with every other holder of a Warrant Certificate that:

              (a) This Warrant Certificate is transferable on the registry books of the Transfer Agent only upon the terms and conditions set forth in the Warrant Agreement; and

              (b) The Company and the Transfer Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Transfer Agent) for all purposes whatever, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

              The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

              This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Transfer Agent.

              WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

                                             IMAGEWARE SYSTEMS, INC.

                                             By:
                                                 -------------------------------
                                                   Chief Executive Officer

                                             Attest:
                                                     ---------------------------
                                                      Secretary

Countersigned

American Stock Transfer & Trust Company

By:
    --------------------------------
      Authorized Officer

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                          FORM OF ELECTION TO PURCHASE
        (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE THE
                          WARRANTS IN WHOLE OR IN PART)

To: IMAGEWARE SYSTEMS, INC.

The undersigned Registered Holder  (                 )

--------------------------------------------------------------
(Please  insert  Social   Security  or  other   identification
number of Registered Holder)

hereby irrevocably elect(s) to exercise the right of purchase represented by the within this Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock provided for therein and tenders payment herewith to the order of IMAGEWARE SYSTEMS, INC. in the amount of $________________.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:
     -------------------------------------------------------------------------
Address:
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Deliver to:
           -------------------------------------------------------------------
Address:
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and if said number of Warrants being exercised shall not be all the Warrants evidenced by this Warrant Certificate, that a new Certificate for the balance of such Warrants as well as the shares of Common Stock represented by this Warrant Certificate be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Address:
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Dated:             ,
      -------------  -------

Signature

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(Signature must conform in all respects to the name of Registered Holder as specified in the case of this Warrant Certificate in every particular, without alteration or any change whatever.)

Signature Guaranteed:

------------------------------------------
The signature should be guaranteed by an eligible institution (Banks, Stockbrokers, Savings and Loan Association and Credit Union with membership in an approved signature Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

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                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (               )

--------------------------------------------------------------
(Please  insert  Social   Security  or  other   identification
number of Registered Holder)

hereby sells, assigns and transfers unto

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             (Please Print Name and Address including Zip Code)

Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints_______________________________________________Attorney
to transfer this Warrant Certificate on the books of ImageWare Systems, Inc. with the full power of substitution in the premises.

Dated:                  ,
      ------------------  --------

Signature:

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(Signature must conform in all respects to the name
of Registered Holder as on the face of this Unit
Certificate ine very particular, without alteration or anychange whatsoever, and the signature must be guaranteed in the usual manner.)

Signature Guaranteed:


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The signature should be guaranteed by an eligible
institution (Banks,Stockbrokers, Savings and Loan
Association and Credit Union with membership in an approved signature Medallion Program), pursuant to S.E.C. Rule 17Ad-15.